                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES

                       (Thousands except ratio amounts)

                                                                  Twenty-six Weeks Ended
                                                            ---------------------------------

                                                                August 4,          July 29,
                                                                  2001              2000
                                                            ---------------    --------------
      Adjusted Earnings
      -----------------

      Pretax earnings                                              $181,241          $251,523

      Portion of minimum rent ($343,490 in 2001 and                 114,497           113,591
          $340,773 in 2000) representative of interest

      Interest on indebtedness                                       16,696            26,679

      Minority interest                                              16,989            26,756
                                                            ---------------    --------------

          Total earnings as adjusted                               $329,423          $418,549
                                                            ===============    ==============


      Fixed Charges
      -------------

      Portion of minimum rent representative of interest           $114,497          $113,591

      Interest on indebtedness                                       16,696            26,679
                                                            ---------------    --------------

          Total fixed charges                                      $131,193          $140,270
                                                            ===============    ==============

      Ratio of earnings to fixed charges                              2.51x             2.98x
                                                            ===============    ==============